Exhibit 99.2

ZipRealty Announces Change to Independent Contractor Model for All Markets

EMERYVILLE, Calif. – November 2, 2010 - ZipRealty, Inc. (Nasdaq: ZIPR) the fifth largest real estate brokerage in the U.S. by total transaction volume, announced today that as of January 31, 2011 it plans to engage all of its agents across the U.S. as independent contractors.

“The heart of ZipRealty’s competitive advantage lies in developing technology and online marketing solutions that power successful real estate transactions for our customers and agents. Based on our experience with the independent contractor model in New York, Nevada and California, we believe that transitioning our agents to independent contractor status nationwide will enhance our ability to leverage what we truly do best.” said Lanny Baker, President and CEO of ZipRealty. “Our goals for the transition are to broaden our market opportunity, attract new agents to serve our valuable customer base, and focus resources on our core competencies. The independent contractor model enables ZipRealty to offer larger incentives to agents who best serve our customers, while simultaneously making the Company’s cost base more variable in nature. We believe that these shifts support our priority to attain profitability.”

As outlined in the Company’s July 1, 2010 press release that discussed the conversion of ZipRealty’s California-based agents to the independent contractor model, the transitioning agents will continue to have access to the Company’s proprietary technology, marketing support, training and brokerage resources. ZipRealty’s independent contractor agents will be free to develop their own work styles and will have access to an expanding array of compensation alternatives, all of which revolve around ZipRealty’s innovative systems and differentiated value proposition. ZipRealty will continue to offer its unique customer satisfaction guarantee and to reward its agents for delivering outstanding client service.

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage that uses an innovative combination of a comprehensive online presence, robust proprietary technology and knowledgeable local agents in the field to offer its clients fast, responsive and transparent service. The Company’s award-winning, user-friendly website gives its users access to comprehensive local Multiple Listing Services home listings data, as well as other relevant market and neighborhood information and tools. The Company’s proprietary technology, including its agent platform and customer relationship tools, helps it to increase agent efficiency and reduce costs, allowing the Company to pass on significant savings to consumers as permitted by law. Founded in 1999, the Company operates in 35 major markets in 22 states and the District of Columbia. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Federal securities laws, including, without limitation, statements regarding the Company’s plans to engage its U.S. agents as independent contractors by January 31, 2011, the success of those plans in facilitating the Company’s focus on technology and online marketing solutions, and the Company’s ability to broaden market opportunity, offer larger incentives to agents, attract more agents, make the Company’s cost base more variable to support the Company’s priority of attaining profitability, the Company’s continued focus on and ability to deliver outstanding customer service, the Company’s plans to continue offering a customer satisfaction guarantee and to reward agents for customer service. These forward looking statements are also subject to other risk factors set forth in the Company’s Form 10-K for its recently completed fiscal year 2009. The forward-looking statements included in these release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

NEWS FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
Investor Relations Contact: Tom Ryan/Denise Garcia 866-947-4663	Media Contact: Marcus Gamo/Aimee Grove 415-277-4925 ziprealty@allisonpr.com